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                                                                   EXHIBIT 10.18

                                                                  EXECUTION COPY

                                AMENDMENT NO. 1
                         Dated as of December 31, 1998
                                       to
                         RECEIVABLES PURCHASE AGREEMENT
                           Dated as of June 20, 1997


         THIS AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT ("Amendment") dated as of December 31, 1998 is entered into among Amkor Technology, Inc., successor by merger to Amkor Electronics, Inc. (the "Originator"), and Amkor Receivables Corp., a Delaware corporation (the "Buyer").

                             PRELIMINARY STATEMENTS

         (1) The Originator and the Buyer have entered into a Receivables Purchase Agreement dated as of June 20, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"), that the Buyer, Falcon Asset Securitization Corporation ("Falcon"), certain financial institutions party thereto (the "Investors"), and The First National Bank of Chicago (the "Agent") have entered into an Investor Agreement dated as of June 20, 1997, as amended (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Investor Agreement").

         (2) In accordance with Section 8.1(b) of the Purchase Agreement, the Originator and Buyer, and, as required under the Investor Agreement, Falcon, the Investors and the Agent have agreed to amend the Purchase Agreement on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have their meanings as attributed to such terms in the Purchase Agreement.

         Section 2. Amendment to the Purchase Agreement. Subject to the Satisfaction of the conditions precedent set forth in Section 3 hereof, the Purchase Agreement is hereby amended as follows:

         2.1 Section 4.1 of the Purchase Agreement is hereby amended to add the following paragraphs to the end of such Section:

         "(l) Leverage Ratio. The ratio of the Total Liabilities to Tangible Net Worth in respect of the Originator as of the end of any fiscal quarter to not exceed 6.5 to 1 at any time."

         "(m) Minimum Interest Coverage Ratio. The ratio of EBIT to Interest Expense in respect of the Originator, as of the end of any fiscal quarter and calculated in respect of the 12 month period then ended, to equal or exceed 2.0 to 1 at all times."

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                2.2 Section 4.2 of the Purchase Agreement is hereby amended to add the following paragraph to the end of such Section:

                "(f)    Restrictions on the Indebtedness of Subsidiaries. The
        Originator shall not permit its Subsidiaries, individually or in the aggregate, to incur or, at any time, be obligated with respect to Indebtedness to third parties in an aggregate principal amount greater than $50,000,000 (if such amount is denominated in other than U.S. dollars, such amount shall be converted to U.S. dollars on the date such Indebtedness is incurred with respect to the exchange rate set forth in the Wall Street Journal on such date)."

                2.3 The Purchase Agreement is hereby amended to delete all references to the words "Performance Undertaking" contained therein.

                2.4 Exhibit I to the Purchase Agreement is hereby amended to add the following defined terms thereto (in the appropriate alphabetical order):

                "EBIT" means, with respect to any entity for any accounting period, net income (or net loss)(excluding extraordinary items) plus any amount which, in the determination of net income (or net loss) for such period, has been deducted for (a) interest expense and (b) income tax expense, in each case determined in accordance with generally accepted accounting principles consistently applied.

                "Interest Expense" means, with respect to any entity for any accounting period, the gross interest expense of such entity during such accounting period, determined in accordance with generally accepted accounting principles consistently applied.

                "Tangible Net Worth" means, with respect to any entity, the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles, excluding, however, from the determination of total assets goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, unrealized gains (losses) on marketable securities, and equity adjustments from foreign currency translation and other items which are treated as intangibles in conformity with generally accepted accounting principles.

                "Total Liabilities" means, with respect to any entity, all obligations which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such entity, including, without limitation, all indebtedness for borrowed money.

                2.5 Exhibit I to the Purchase Agreement is hereby amended to delete clause (ii) of the defined term "Eligible Receivable" contained therein in its entirety and to substitute the following therefor:

                "(ii) the Obligor of which is not (a) both (1) an Obligor, together with its Affiliates, on Receivables having an aggregate Outstanding Balance of $1,000,000 or


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        more and (2) an Obligor in respect of which 25% or more of the aggregate
        Outstanding Balance of its Receivables remain unpaid for 116 days or more after the original invoice date or is identified on the Seller's books and records as being disputed, or (b) an Obligor, together with its Affiliates, in respect of which $3,000,000 or more of the aggregate Outstanding Balance of its Receivables remain unpaid for 116 days or more after the original invoice date or is identified on the Originator's books and records as being disputed,"

                2.6 Exhibit I to the Purchase Agreement is hereby amended to delete the defined term "Performance Undertaking" contained therein in its entirety.

                Section 3. Conditions Precedent. This Amendment shall become effective and be deemed effective as of December 31, 1998 (the "Effective Date") subject to the condition precedent that the Agent shall have received four (4) counterparts of this Amendment duly executed by the Originator, the Buyer, Falcon, the Investors and the Agent.

                Section 4. Covenants, Representations and Warranties of the Originator.

                4.1 Upon the effectiveness of this Amendment, the Originator hereby reaffirms all covenants, representations and warranties made in the Purchase Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Effective Date.

                4.2 The Originator represents and warrants that this Amendment has been duly authorized, executed and delivered by it pursuant to its corporate powers and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

                4.3 Neither the execution and delivery by the Originator of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Originator or the Originator's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Originator is a party or is subject, or by which its or its property, is bound, or conflict with or constitute a default thereunder.

                Section 5. Reference to and Effect on the Purchase Agreement.

                5.1 As of the Effective Date, each reference in the Purchase Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby, and each reference to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby.

                5.2 Except as specifically amended above and in connection herewith, the Purchase Agreement and all other documents, instruments and agreements executed and/or


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delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

                5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer, or the Agent (as its assignee) under the Purchase Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

                Section 6. Costs and Expenses. The Originator hereby agrees to pay all costs, fees and out-of-pocket expenses (including, without limitation, the attorneys' fees and time charges of attorneys for the Agent (as the Buyer's assignee), which attorneys may be employees of the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

                Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

                Section 9. Headings. The headings in the Sections and clauses of this Amendment are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.



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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        AMKOR TECHNOLOGY, INC., successor
                                        by merger to Amkor Electronics, Inc.


                                        By: /s/ KENNETH JOYCE
                                            ------------------------------------
                                            Name:  Kenneth Joyce
                                            Title: Vice President

                                        AMKOR RECEIVABLES CORP.

                                        By: /s/ DANIEL A. BALKIT
                                            ------------------------------------
                                            Name:  Daniel A. Balkit
                                            Title: Vice President

Consented to this 31st day of
December, 1998 by:

FALCON ASSET SECURITIZATION
CORPORATION

By:
    -----------------------------------
    Name:
    Title:

THE FIRST NATIONAL BANK
OF CHICAGO, as an Investor and as Agent

By:
    -----------------------------------
    Name:
    Title:

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        AMKOR TECHNOLOGY, INC., successor
                                        by merger to Amkor Electronics, Inc.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        AMKOR RECEIVABLES CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Consented to this 31st day of
December, 1998 by:

FALCON ASSET SECURITIZATION
CORPORATION

By: /s/ YUTI HAMA
    -----------------------------------
    Name:  Yuti Hama
    Title: Authorized Signer

THE FIRST NATIONAL BANK
OF CHICAGO, as an Investor and as Agent

By: /s/ YUTI HAMA
    -----------------------------------
    Name:  Yuti Hama
    Title: Authorized Signer